                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                              DEAN FOODS COMPANY
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                              DEAN FOODS COMPANY
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                                      LOGO
                             3600 North River Road
                         Franklin Park, Illinois 60131

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Tuesday, October 4, 1994, at 10:00 A.M., local time, in Oakbrook Terrace, Illinois.

  The enclosed Notice of 1994 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the four directors nominated to serve until the 1997 Annual Meeting of Stockholders and the one nominee nominated to serve until the 1996 Annual Meeting of Stockholders to fill a vacancy resulting from the retirement of a director; "FOR" the amendments to the Company's 1989 Stock Awards Plan proposed by the Board of Directors; "FOR" the approval of the bases for certain annual incentive bonuses; and "FOR" the ratification of Price Waterhouse as independent accountants of the Company for the 1995 fiscal year. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

  Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

                                        Sincerely,
                                        /s/ Howard M. Dean
                                        Howard M. Dean
                                        Chairman of the Board and
                                        Chief Executive Officer

August 19, 1994

NOTICE OF 1994 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Tuesday, October 4, 1994, at 10:00 A.M., Central Daylight Savings Time, at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, for the purpose of considering and acting upon the following:

  (1)The election of four directors to serve until the 1997 Annual Meeting.

  (2)The election of one director to serve until the 1996 Annual Meeting.

  (3) A proposal of the Board of Directors to approve amendments to the Company's 1989 Stock Awards Plan.

  (4) A proposal of the Board of Directors to approve the bases for certain annual incentive bonuses.

  (5) Approval of the selection of Price Waterhouse as independent accountants for the Company and its subsidiaries for the fiscal year ending May 28, 1995.

  (6) Such other matters as may properly come before the meeting.

  Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

  The Board of Directors has fixed the close of business on August 5, 1994, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the offices of the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 1994 is concurrently being mailed to each person named in such list.

  The 1994 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

  Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                        Eric A. Blanchard
                                        Secretary

August 19, 1994

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THANK
                                      YOU.

DEAN FOODS COMPANY
3600 NORTH RIVER ROAD
FRANKLIN PARK, ILLINOIS 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on October 4, 1994 (the "1994 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated), and will be voted in accordance with the specifications made thereon with regard to the proposal of the Board of Directors to amend the Company's 1989 Stock Awards Plan, the proposal to approve the bases for certain annual incentive bonus amounts and the proposal of the Board of Directors to approve the selection of independent accountants, or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below, will be voted FOR such amendments, FOR such bases and FOR the selection of independent accountants. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 1994 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 19, 1994. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph or in person.

  Only holders of Company Common Stock of record on the books of the Company at the close of business on August 5, 1994 will be entitled to vote at the meeting. On that date there were 39,821,839 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 1994 Annual Meeting.

  Pursuant to Delaware law, shares entitled to cast votes on a matter at the 1994 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 1994 Annual Meeting consists of four directors to hold office until the 1997 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Paula H. Crown, John P. Frazee, Jr., Thomas A. Ravencroft, and Thomas L. Rose (all of whom currently serve on the Board of Directors).

  An additional nominee will stand for election to the Board of Directors due to the retirement of Delbert C. Staley. Mr. Staley, a director of the Company since 1975 and currently Chairman of the

Compensation Committee and a member of the Nominating Committee, has voluntarily tendered his resignation from the Board effective October 4, 1994. The Board regretfully accepted Mr. Staley's resignation. To fill the vacancy resulting from the retirement of Mr. Staley, the Board has nominated John S. Llewellyn, Jr. for election to the Board of Directors for the remainder of the three-year term expiring in 1996 to which Mr. Staley had been elected.

  A policy governing the retirement of Directors from the Board was adopted in 1989 and amended in 1993. Pursuant to such policy, (i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Nominating Committee of the Board of Directors and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday; (iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

  If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the five persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 1994 ANNUAL MEETING

FOR THREE-YEAR TERMS EXPIRING IN 1997:

PAULA HANNAWAY CROWN, Vice President of Henry Crown and Company (a    [PHOTO]
private investment company) since 1985. Director of the Company since 1992; member of Audit and Nominating Committees. Age 35.

JOHN P. FRAZEE, JR., Retired since 1993. President and Chief        [PHOTO]
Operating Officer of Sprint Corporation (a telecommunications company) from March 1993 to August 1993. Chairman and Chief
Executive Officer of Centel Corporation (a telecommunications company) from 1988 to 1993. Director of Nalco Chemical Company (a specialty chemical company) since 1985, and Security Capital Group Incorporated (creator and operator of real estate investment trusts) since 1991. Director of the Company since 1988; Chairman of Audit Committee; member of Nominating Committee. Age 49.


THOMAS A. RAVENCROFT, Senior Vice President of the Company since    [PHOTO]
1989, Group Vice President from 1988 to 1989 and Vice President,
Corporate Planning from 1970 to 1988. Director of the Company since 1979; Chairman of Pension Committee. Age 57.


THOMAS L. ROSE, President and Chief Operating Officer of the        [PHOTO]
Company since December, 1993, Senior Vice President from October,
1992 to December, 1993, Vice President, Production from 1985 to
1993 and Vice President, Food Plants from 1979 to 1985. Director of the Company since 1988; member of Executive and Pension
Committees. Age 57.


FOR A TWO-YEAR TERM EXPIRING IN 1996:

JOHN S. LLEWELLYN, JR., President and Chief Executive Officer of    [PHOTO]
Ocean Spray Cranberries, Inc. (marketing cooperative of cranberry and citrus growers) since 1988. Age 59.


DIRECTORS WHOSE TERMS EXPIRE IN 1995:

LEWIS M. COLLENS, President of Illinois Institute of Technology     [PHOTO]
and Chairman and Chief Executive Officer of IIT Research Institute since 1990; Dean of IIT Chicago-Kent College of Law from 1974 to
1990; Director of the Teacher's Academy for Mathematics and
Science since 1990, AMSTED Industries (a manufacturer of components for the railroad and construction industries) since
1991, and TIE Communications (a distributor of communications equipment) since 1992. Director of the Company since December, 1991. Member of Compensation and Audit Committees. Age 56.

HOWARD M. DEAN, Chairman of the Board of Directors of the Company   [PHOTO]
since 1989, Chief Executive Officer since 1987 and President and
Chief Operating Officer from 1969 to 1989. Director of Ball
Corporation (a diversified manufacturer of containers and hi-tech products) since 1984, Yellow Freight Systems, Inc. (a nationwide common carrier) since 1987 and Nalco Chemical Company (a specialty chemical company) since 1987. Director of the Company since 1970;
Chairman of Executive Committee. Age 57.

BERT A. GETZ, Chairman, President and Director of Globe             [PHOTO]
Corporation (a diversified investment firm) since 1974. Director of Iliff, Thorn & Company (a commercial real estate brokerage firm) since 1986, Ameritas Life Insurance Corporation since 1990 and Continental Bank Corporation (a bank holding company) and its subsidiary, Continental Bank, since 1992. Director of the Company since 1989; member of Compensation, Pension and Nominating
Committees. Age 57.

ANDREW J. MCKENNA, Chairman, President, Chief Executive Officer     [PHOTO]
and Director of Schwarz Paper Company (a printer, converter and distributor of packaging and promotional materials) since 1964.
Director of AON Corporation (an insurance holding company) since
1970, Skyline Corporation (a manufacturer of mobile homes) since
1971, Chicago National League Ball Club, Inc. since 1981, Tribune
Company (a communications company) since 1982, Chicago Bears
Football Club, Inc. since 1985, McDonald's Corporation since 1991, and First Chicago Corp. (a bank holding company) and its subsidiary, First National Bank of Chicago, since 1993, and Member of the Board of Governors of the Chicago Stock Exchange since 1994. Director of the Company since 1983; Chairman of Nominating Committee, member of Executive and Compensation Committees. Age 64.


DIRECTORS WHOSE TERMS EXPIRE IN 1996:

WILLIAM D. FISCHER, Retired since December, 1993. President and     [PHOTO]
Chief Operating Officer of the Company from 1989 to December,
1993, Vice President, Finance from 1971 to 1989, Secretary from
1973 to 1988 and Treasurer from 1973 to 1984. Director of John B.
Sanfilippo & Son, Inc. (a processor and marketer of nuts and snack items) since 1991, and Allied Products Corporation (a manufacturer of agricultural and industrial equipment) since 1993. Director of the Company since 1979; member of Audit and Pension Committees.
Age 65.

ALEXANDER J. VOGL, Chairman of the Board and Chief Executive        [PHOTO]
Officer of Wilton Corporation (a diversified manufacturer of industrial products) since 1969. Director of Clark Foodservice, Inc. (a wholesale distributor) since 1979. Director of the Company since 1975; member of Compensation, Audit and Executive
Committees. Age 68.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held nine meetings during fiscal year 1994.

  The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants and the adequacy of the Company's system of internal controls. The Audit Committee met three times in fiscal year 1994.

  The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefits Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met five times in fiscal year 1994.

  The Nominating Committee of the Board of Directors nominates individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoints individuals to fill any vacancy resulting from the resignation or retirement of a director. The Nominating Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 1995 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 1995 Annual Meeting must be received as described below under the heading "Submission of Stockholder Proposals". The Nominating Committee met twice in fiscal year 1994.

  During fiscal year 1994, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $24,000 and fees of $1,000 for each meeting of the Board of Directors attended in person, $800 for each committee meeting attended in person and $800 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees accrue interest semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

  The following table sets forth the number of Units credited, as of July 30, 1994, to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

              NAME                                              NUMBER OF UNITS
       ------------------                                       ---------------
       Lewis M. Collens........................................    2,255.17
       Paula Hannaway Crown....................................      351.87
       John P. Frazee, Jr......................................    3,601.97
       Bert A. Getz............................................    5,885.27
       Andrew J. McKenna.......................................    6,317.67
       Alexander J. Vogl.......................................    2,591.87

  Under the Company's Director Stock Option Plan adopted in 1992 (the "1992 Plan"), on the third trading date after the Annual Meetings held in each of the years 1992, 1993, 1994 and 1995, directors of the Company who are not and have not been employees of the Company and who have not previously been awarded any options under the 1992 Plan are automatically granted non-qualified stock options to purchase shares of Company Common Stock at the market value on the date of grant (4,000 shares and 3,000 shares in the case of each option granted in 1992 and 1993, respectively; and 2,000 and 1,000 shares in the case of each option to be granted in 1994 and 1995, respectively). Each option is exercisable immediately upon grant with respect to 1,000 shares and, provided the optionee is still a Company director and is not an employee of the Company, becomes exercisable with respect to an additional 1,000 shares on each anniversary of grant. Upon exercise of an option, the Company is obligated to make a cash payment to the optionee sufficient to reimburse the optionee for the individual federal income tax liability incurred in connection with the exercise of such option. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. A maximum of 40,000 shares of Company Common Stock may be awarded under the 1992 Plan. In fiscal year 1993, Directors Frazee, Getz, McKenna, Staley, Vogl, Collens and Crown each were granted options to purchase 4,000 shares at an exercise price of $26.87. No options were granted under the 1992 Plan in fiscal year 1994.

  Under a retirement plan adopted by the Board of Directors in 1986, a director who is not, nor has ever been, an employee, and who retires as a director after reaching age 55 and having served on the Board for at least five full years, is to be paid annually, during his or her lifetime, for a period not to exceed the length of his or her service on the Board, an amount equal to 10% of the annual fee being paid at the time of retirement to directors who are not salaried officers, employees, or paid consultants multiplied by each full year of his or her service on the Board (not to exceed 100% of such annual fee). Directors receiving retirement income under the plan are obligated, upon request, to make themselves available, at the Company's expense, at reasonable times and places taking into account their health, age and other duties, to consult with directors and senior officers of the Company.

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 1994 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 1994.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                      ANNUAL COMPENSATION                       AWARDS
                         --------------------------------------------------- ------------
                                                                              SECURITIES
                                                                              UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL                                      OTHER ANNUAL      OPTIONS/SARS COMPENSATION
        POSITION         YEAR SALARY($)    BONUS($)    COMPENSATION($)(4)(5)     (#)         ($)(4)
- - ----------------------------------------------------------------------------------------------------------
Howard M. Dean           1994 $507,000     $338,675             --              30,000      $ 14,592(6)
 Chairman of The Board   1993 $448,095     $300,222             --              30,000      $ 12,072(7)
 and Chief Executive
  Officer                1992 $428,233     $274,068             --              21,000           --

Thomas L. Rose           1994 $262,417     $175,295             --              12,500      $155,730(6)(8)
 President and           1993 $180,279     $124,422(3)          --               7,429      $  6,611(7)
 Chief Operating Officer 1992 $173,333     $115,093(3)          --               8,000           --

Thomas A. Ravencroft     1994 $199,501(1)  $138,578(3)          --               5,479      $  7,285(6)
 Senior Vice President   1993 $183,891(1)  $135,491(3)          --               9,986      $  6,660(7)
                         1992 $177,391(1)  $102,114(3)          --               2,960           --
Jeffrey P. Shaw
 Group Vice President--
 Vegetables and          1994 $143,000     $135,432(3)          --               3,265      $  5,407(6)
 President of Dean       1993 $135,000     $ 50,750             --                 --       $  5,009(7)
 Foods Vegetable Company 1992    --          --                 --                 --            --

Timothy J. Bondy         1994 $152,750(2)  $ 98,307(3)          --               3,537      $  5,328(6)
 Vice President, Finance 1993 $146,250(2)  $ 93,600             --               3,265      $  5,151(7)
                         1992 $132,167(2)  $ 87,758(3)          --               2,203           --

- - -----------
(1) Includes $2,400 of deferred compensation.

(2) Includes $12,000 of deferred compensation.

(3) Pursuant to the Company's 1989 Stock Awards Plan, eligible employees may elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them. At the time of issuance, the shares have a fair market value equal to 115% of the cash bonus which the employee elects to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

(4) Under the Securities and Exchange Commission ("SEC") rules regarding executive compensation disclosure, no disclosure regarding items included in this column is required for fiscal year 1992.

(5) The SEC rules regarding executive compensation do not require disclosure for fiscal year 1994 or 1993 unless the amount of such other annual compensation for such fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(6) Consists of matching contributions (Mr. Dean: $2,310; Mr. Rose: $3,227; Mr.
    Ravencroft: $2,389; Mr. Shaw: $2,521; and Mr. Bondy: $2,286) and other contributions (Mr. Dean: $5,188; Mr. Rose: $4,338; Mr. Ravencroft: $4,130; Mr. Shaw: $2,886; and Mr. Bondy: $3,042) for eligible covered employees made by the Company pursuant to the Dean Foods Company Investment and Profit Sharing Plan and accruals (Mr. Dean: $7,094; Mr. Rose: $621; Mr.
    Ravencroft: $766; Mr. Shaw:

   $0; and Mr. Bondy: $0) for lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan in addition to the payments thereunder described under "Retirement Benefits" below and the amounts described in Footnote 8 below.

(7) Consists of matching contributions and other contributions for eligible covered employees made by the Company pursuant to the Dean Foods Company Investment and Profit Sharing Plan and accruals for lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan in addition to the payments thereunder described under "Retirement Benefits" below.

(8) Also includes $147,544 paid by the Company to provide Mr. Rose with a relocation allowance. The $147,544 paid to Mr. Rose in fiscal year 1994 reimburses him for additional home mortgage interest and taxes relating to Mr. Rose's move from Rockford, Illinois to the Chicago metropolitan area. The Company will further reimburse Mr. Rose during the next four fiscal years in an amount of $55,500 per year, provided that Mr. Rose maintains his position as an officer of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                 ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                                                                           OPTION TERM (10 YEARS)(3)
                                                                 ---------------------------------------------
                                    INDIVIDUAL GRANTS                    5% ($)                 10%($)
                         --------------------------------------- ---------------------- ----------------------
                                     % OF
                                     TOTAL
                                    OPTIONS
                                    GRANTED                      POTENTIAL              POTENTIAL
                                      TO     EXERCISE            PRICE PER   AGGREGATE  PRICE PER   AGGREGATE
                          OPTIONS  EMPLOYEES OR BASE              SHARE AT   POTENTIAL   SHARE AT   POTENTIAL
                          GRANTED  IN FISCAL  PRICE   EXPIRATION EXPIRATION REALIZABLE  EXPIRATION REALIZABLE
NAME                        (#)      YEAR     ($/SH)     DATE       DATE       VALUE       DATE       VALUE
- - --------------------------------------------------------------------------------------------------------------
Howard M. Dean.......... 15,113(1)   .06%     26.87    10/01/03    $43.77   $255,409.70   $69.69   $647,138.66
                         14,887(2)   .06%     26.87    10/01/03    $43.77   $251,590.30   $69.69   $637,461.34
Thomas L. Rose..........  6,737(1)   .03%     26.87    10/01/03    $43.77   $113,855.30   $69.69   $288,478.34
                          5,763(2)   .02%     26.87    10/01/03    $43.77   $ 97,394.70   $69.69   $246,771.66
Thomas A. Ravencroft....  2,915(1)   .01%     26.87    10/01/03    $43.77   $ 49,263.50   $69.69   $124,820.30
                          2,564(2)   .01%     26.87    10/01/03    $43.77   $ 43,331.60   $69.69   $109,790.48
Jeffrey P. Shaw.........  3,265(2)   .01%     26.87    10/01/03    $43.77   $ 55,178.50   $69.69   $139,807.30
Timothy J. Bondy........  3,537(2)   .01%     26.87    10/01/03    $43.77   $ 59,775.30   $69.69   $151,454.34

- - -----------
(1) Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements"). The Company is obligated to compensate the optionee for the tax liability incurred in connection with the exercise of such option, but not in excess of the aggregate increase in the market value of the shares after the date of grant.

(2) Incentive stock option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(3) The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF           VALUE OF
                                                  SECURITIES UNDERLYING UNEXERCISED IN-
                                                       UNEXERCISED         THE-MONEY
                                                   OPTIONS/SARS AT FY-  OPTIONS/SARS AT
                                                         END(#)            FY-END($)
                      SHARES ACQUIRED    VALUE        EXERCISABLE/        EXERCISABLE/
NAME                  ON EXERCISE (#) REALIZED($)     UNEXERCISABLE     UNEXERCISABLE(1)
- - ----------------------------------------------------------------------------------------
Howard M. Dean             4,857       $ 99,957       67,926/69,642     $201,250/$44,183
Thomas L. Rose             7,500       $154,350       17,857/23,572     $ 49,004/$13,086
Thomas A. Ravencroft       5,454       $ 99,972       16,313/16,062     $ 49,608/$ 8,965
Jeffrey P. Shaw             --            --           4,302/6,800      $ 11,238/$ 4,072
Timothy J. Bondy           7,500       $154,350        5,392/8,213      $  9,520/$ 6,031

- - -----------
(1) Based upon a 1994 fiscal year end Company Common Stock price of $27.37 per share.

RETIREMENT BENEFITS

Nearly half of the Company's salaried employees, including salaried employees of certain wholly-owned subsidiaries, are covered under the Dean Foods Company Salaried Employees Pension Plan, a qualified defined benefit plan to which only the Company and such subsidiaries contribute. Benefits are based upon the following: (a) for years of service through 1985, a participant's highest average "qualifying earnings" (base compensation excluding bonuses and deferred compensation (in the case of executives named in the Summary Compensation Table, the equivalent of "Salary" excluding the amounts described in Footnotes 1 and 2 to such table), subject to such year's limit applicable to tax-qualified retirement plans ($235,840 for calendar year 1993; $150,000 for calendar year 1994 and indexed for each year thereafter)) paid during five consecutive years out of the last 15 years of service (including earnings for years after 1985), and (b) for years of service after 1985, the sum of the benefits accrued for each year of service by the participant based on qualifying earnings in each such year in the case of each executive named in the Summary Compensation Table, except that benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Company's pension plan. Benefits are integrated with Social Security on a step-rate basis with the following integration levels: (a) for benefits earned through 1985, $10,200 and (b) for benefits earned thereafter, Social Security covered compensation ($24,000 for 1994). Annual benefits payable from the plan are currently subject to a limit of $118,800 under the Internal Revenue Code of 1986, as amended. Such limit is subject to additional upward adjustments for cost-of-living increases each year.

  Since a substantial portion of the compensation for elected officers of the Company does not qualify as pension plan earnings, the Board of Directors, in January 1981, adopted the Dean Foods Company Supplemental Benefits Plan which provides for the payment of supplemental benefits. Under the plan as amended, each officer is eligible for either Class I benefits or Class II benefits, as the Compensation Committee of the Board of Directors designates. Class I annual benefits are the greatest of (a) 20% of the last twelve months' compensation,
(b) 20% of average annual compensation for the highest sixty consecutive months out of the last 180 months or (c) if the officer has reached age 60, the excess of 55% of average annual compensation as described in (b) over the benefit payable under the Salaried Employees Pension Plan determined under the 50% joint and survivor form of benefit. Class I benefits are payable in equal monthly installments for 15 years (or, if longer, for life) commencing upon the first to occur of the officer's (i) disability during active employment, (ii) termination of employment after age 60 for any reason other than death or disability, or (iii) death during active employment. Currently, Mr. Dean is the only officer entitled to Class I benefits.

  Class II annual benefits are the greater of the amounts described in clauses
(a) and (b) of the paragraph above regarding Class I benefits, payable in equal monthly installments for 10 years (or, if longer, in the case of disability, until age 65) commencing upon the first to occur of the officer's (i) disability during active employment, or (ii) death during active employment. The plan also provides a ten-year retirement benefit equal to the Class II annual benefits described in the preceding sentence to Class II officers who are 60 or older at the time of their retirement. Currently, Messrs. Rose, Ravencroft, Shaw, and Bondy and ten other executive officers are entitled to Class II benefits. The plan also provides additional retirement benefits to officers equal to the excess of what their benefits under the Salaried Employees Pension Plan would have been without regard to Internal Revenue Service limitations over their actual benefits under such plan.

  Total estimated annual benefits for the executive officers named in the Summary Compensation Table are shown below. The benefits shown (i) are based on each executive officer's current compensation, (ii) in the case of the Salaried Employees Pension Plan, are assumed payable under the plan option providing benefits for the life of the employee only, (iii) in the case of the Supplemental Benefits Plan, are assumed payable for 15 years (or, if longer, for life) for Class I benefits and for 10 years for Class II benefits, and (iv) are based on service through normal retirement age (age 65). Pension benefits may be payable prior to age 65 upon early retirement, disability or death.

                               PENSION PLAN TABLE

       NAME ESTIMATED ANNUAL PENSION AT AGE 65
      --------------------------------------------------------------------------
       Howard M. Dean.............................................. $517,299
       Thomas L. Rose.............................................. $245,358
       Thomas A. Ravencroft........................................ $195,018
       Jeffrey P. Shaw............................................. $120,461
       Timothy J. Bondy............................................ $102,416

CHANGE IN CONTROL AGREEMENTS

The Company has entered into agreements with Messrs. Dean, Rose, Ravencroft, Shaw and Bondy and 11 other executive officers which provide that in the event of such executive's voluntary or involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid (i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year and (iii) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); and at the expiration of such period will provide the executive with at least the same life insurance and health coverage to which he or she would be entitled if he or she retired at that time with fifteen years of service; in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be given credit under the Dean Foods Company Salaried Employees Pension Plan (or any successor plan) and supplemental benefits plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if the reduction of such payments would result in no portion of such payments or other amounts being subject to the excise tax imposed by
Section 4999 of the Code and in no disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code, such payments are to be reduced to the extent necessary to accomplish such results. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

  For purposes of the agreements, a "change in control" of the Company occurs if: (i) there is a change in control that would be required to be reported under Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, (ii) any person, entity or group is, directly or indirectly, the beneficial owner of securities representing 20% or more of the Company's combined voting power, (iii) a majority of the members of any class of Company directors are persons not nominated or elected by the Board of Directors or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or entity. However, no "change in control" occurs on account of: (i) any transaction or series of transactions which has been approved in advance by a majority of the Board of Directors (exclusive of directors employed or otherwise affiliated with the person or entity seeking the change in control), (ii) certain acquisitions by underwriters in connection with underwritten public offerings or (iii) any acquisition by any defined contribution plan qualified pursuant to the Code maintained for the benefit of employees of the Company and/or its subsidiaries.

  In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time on at least three months' prior written notice or on his or her normal retirement date on 30 days' prior written notice.

  The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

  These agreements may be regarded as having an "anti-takeover" effect.

      COMPARISON OF FIVE YEAR(1) CUMULATIVE TOTAL RETURN(2) OF DEAN FOODS
       COMPANY COMMON STOCK, S&P 500 INDEX AND S&P FOOD PRODUCTS INDEX(3)




                             [GRAPH APPEARS HERE]




Measurement Period           DEAN FOODS     S&P          S&P
(Fiscal Year Covered)        CO.            500 INDEX    FOOD
- - -------------------          ----------     ---------    ----------
Measurement Pt-
      6/ 1/89                $100           $100         $100
FYE   5/31/90                $111           $117         $117
FYE   5/31/91                $151           $130         $149
FYE   5/31/92                $122           $143         $156
FYE   5/31/93                $135           $160         $164
FYE   5/31/94                $141           $167         $163

- - -----------
(1) Compares fiscal years ending on or about May 31st of the years indicated.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1989 in Dean Foods Company Common Stock, and in each of the Standard & Poors ("S&P") 500 Composite Index and the S&P Food Products Index, both of which are published industry indices.

(3) Companies in the S&P Food Products Index are as follows: Archer Daniels Midland Company, Borden, Inc., CPC International, Inc., Campbell Soup Company, ConAgra, General Mills, Inc., Gerber Products Company, The H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Pet, Incorporated, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation and Wm. Wrigley, Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1994 consisted of Messrs. Staley (Chair), McKenna, Collens, Vogl and Getz, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of five directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Mr. Dean, the Company's Chairman and Chief Executive Officer, and Mr. Rose, the Company's President. However, Messrs. Dean and Rose are not present during any deliberations directly involving their respective compensation.

  The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options to Company executives is considered an effective incentive for the creation of shareholder value since the value of these awards is directly linked to increases in the per share price of Company Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation for the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. For a more detailed discussion, see "Proposal to Amend the 1989 Stock Awards Plan". The Committee's policy related to this provision is to establish and maintain a compensation program which maximizes the creation of long-term stockholder value. The Committee intends to take such actions, including seeking stockholder approval, to qualify most of the Company's compensation approaches to ensure deductibility, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

  In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs--base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 1994 fiscal year, are described below.

  Base Salary. An executive's base salary is determined by external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the S&P Food Products

Index used in the stock performance graph above. Salary reviews typically occur once a year. A general goal is to establish the Company's base salaries at the 25th percentile of the base salaries paid by comparable companies to their managers in comparable positions (i.e., at levels such that 75% of comparable companies pay higher base salaries for a comparable position and 25% pay lower base salaries). As described below, if certain performance goals are achieved, annual incentive bonus payments permit Company executives to achieve competitive levels of total cash compensation. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

  Incentive Bonus. Annual incentive bonus payments are discretionary payments calculated as a percentage of an executive's base salary. Generally, a target bonus is determined for each executive which ranges from 15% to 90% of base salary depending upon the executive's position and scope of responsibility. The actual bonus amount earned, which may be greater or less than the target bonus, increases or decreases as the return on stockholders' equity increases or decreases. The incentive bonus amounts paid to particular executives are largely dependent on Company and/or business unit results with an appropriate adjustment for individual contribution.

  Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the plan described above. Under this plan, the bonus amounts are based upon various divisional targets relating to sales, earnings, return on assets, and achievement of individual performance goals established each year by the Company's senior management.

  Beginning with bonuses for fiscal year 1995, certain annual incentive bonuses are being paid pursuant to a program under the Company's 1989 Stock Awards Plan. See "Proposal to Approve Bases for Certain Annual Incentive Bonuses".

  Stock-Based Awards. Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

  Stock option grants have been made on a discretionary basis by the Compensation Committee. Generally, the number of stock options granted to a particular executive correlates to a certain percentage of current base salary. Such percentage is determined with reference to the median percentage of options awarded to a survey group of similarly compensated executives (i.e., the 50th percentile). The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of food and other consumer goods companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P Food Products Index used in the stock performance graph above.

  Executives also have the opportunity to receive, in lieu of cash, all or a portion of their annual incentive bonus in the form of Company Common Stock having a fair market value on the date of the award of 115% of that portion of the bonus elected to be received in Company Common Stock. This feature is designed to further encourage Company Common Stock ownership by Company executives. Of the aggregate annual incentive bonus amounts granted by the Company for fiscal year 1994, 12.66% was issued in the form of Company Common Stock.

  Beginning with awards for fiscal years or periods after fiscal year 1994, executives may also receive performance shares awards on the basis described under "Proposal to Approve Amendments to the 1989 Stock Awards Plan".

  Other. As of December 1, 1993, Thomas L. Rose became President and Chief Operating Officer of the Company. Mr. Rose's new position required the relocation of his family from Rockford, Illinois to the Chicago area. Such relocation has resulted in a substantial increase in living expenses for Mr. Rose. As a result, the Compensation Committee has provided Mr. Rose with a relocation allowance, more specifically described in Footnote 6 to the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The base salary of Howard M. Dean during fiscal year 1994 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary of $507,000 fell between the 25th and 50th percentiles of base salaries paid by the survey group during calendar 1993. His increase in base salary for fiscal year 1994 reflected a decision by the Committee to bring Mr. Dean's base salary somewhat above the 25th percentile of CEO compensation for comparable companies within the survey group.

  Mr. Dean's total base salary and incentive bonus payments of $845,675 for fiscal year 1994 was below the median total compensation level of the survey group previously noted. Stock options were awarded to Mr. Dean based upon a percentage of his base salary. Such percentage was at the 50th percentile of stock options awarded CEOs in the survey group.

                                        Delbert C. Staley, Chairman
                                        Andrew J. McKenna
                                        Lewis M. Collens
                                        Alexander J. Vogl
                                        Bert A. Getz

                                        Members of the Compensation Committee

CERTAIN TRANSACTIONS

Gary D. Flickinger, Vice President--Production of the Company, obtained a $100,000 real estate purchase loan on or about December, 1993 from the Company in connection with his relocation. As of the date hereof, the loan amount outstanding is $100,000. Douglas A. Parr, Vice President--Dairy Sales and Marketing of the Company, obtained a $140,000 real estate purchase loan on or about December, 1993 from the Company in connection with his relocation. As of the date hereof, the loan amount outstanding is $140,000. Both loans are no interest, unsecured loans.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 5, 1994, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director and each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. Each of the directors had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

                                                            SHARES       PERCENT
                                                         BENEFICIALLY      OF
          NAME AND ADDRESS OF BENEFICIAL OWNER              OWNED         CLASS
- - --------------------------------------------------------------------------------
Lydia M. O'Connor, 2384 Camino Vida,
 Palm Springs, CA 92264, owns individually .............    307,545         .8%
 and has sole voting and investment power as to.........  1,930,703(1)     4.8%
                                                          ---------        ---
                                                          2,238,248        5.6%
                                                          =========        ===
Timothy J. Bondy........................................     17,049(2)        *
Lewis M. Collens........................................      3,000(3)        *
Paula H. Crown..........................................      3,000(4)        *
Howard M. Dean..........................................    462,820(5)     1.2%
William D. Fischer......................................    154,729(6)      .4%
John P. Frazee, Jr......................................     14,823(7)        *
Bert A. Getz............................................     13,500(8)        *
John S. Llewellyn, Jr...................................          0           *
Andrew J. McKenna.......................................     11,018(9)        *
Thomas A. Ravencroft....................................    142,813(10)     .4%
Thomas L. Rose..........................................     65,445(11)     .2%
Jeffrey P. Shaw.........................................      8,500(12)       *
Delbert C. Staley.......................................     17,643(13)       *
Alexander J. Vogl.......................................     12,951(14)       *
All directors and officers of the Company
 as a group (25 persons)................................  1,118,335(15)    2.8%

- - -----------
  *Less than 0.1%

(1) Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.

(2) Includes 7,543 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(3) Includes 2,000 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(4) Includes 2,000 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(5) Includes 170,614 shares with respect to which Mr. Dean disclaims beneficial ownership and 88,176 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

 (6) Includes 86,867 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

 (7) Includes 9,500 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

 (8) Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership and 9,500 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

 (9) Includes 9,500 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(10) Includes 19,669 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(11) Includes 24,839 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(12) Includes 6,252 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(13) Includes 9,500 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(14) Includes 5,000 shares which may be acquired pursuant to stock options within 60 days after August 5, 1994.

(15) Includes 173,114 shares with respect to which directors and officers disclaim beneficial ownership and 331,600 shares which directors and officers have the right to acquire pursuant to stock options within 60 days after August 5, 1994.

PROPOSAL TO AMEND THE 1989 STOCK AWARDS PLAN

On July 22, 1994, the Board of Directors approved several amendments to the Company's 1989 Stock Awards Plan. In doing so, the Board of Directors provided that the amendments would be submitted to the stockholders of the Company at the 1994 Annual Meeting, and that if such amendments were not approved by the stockholders the amendments would terminate and be of no force or effect. For purposes of the following discussion, the 1989 Stock Awards Plan as it exists prior to the effectiveness of such amendments is referred to as the "Existing Plan."

  The amendments to the Existing Plan: (1) increase the maximum number of shares which may be issued upon the exercise or payment of awards by 1,400,000 shares (subject to adjustment as provided in the Existing Plan); (2) make certain changes related to the addition to the Internal Revenue Code of 1986, as amended (the "Code"), of Section 162(m) (as interpreted by regulations proposed by the Department of the Treasury, "Code Section 162(m)"), including:
(a) the addition of a definition of performance shares awards (a form of award permitted as an "other award" under the Existing Plan), including a statement of the basis upon which such awards may be granted; (b) the addition of a limitation of 250,000 shares (subject to adjustment in certain events), as the number of shares with respect to which options, stock appreciation rights and/or performance shares may be awarded during the next five fiscal years (1995-1999) to any employee; (c) the addition of a requirement that directors who are members of the administrative committee be outside directors (as such term is used in Code Section 162(m)) in addition to the current requirement that they be disinterested persons (as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")) and (d) with respect to certain matters dealt with by Code Section 162(m), the addition of a limitation on the power of such committee to delegate its authority; and (3) make certain other changes including: (a) the addition of certain definitions and references related to the foregoing and (b) insofar as may be necessary to avoid disqualification under Rule 16b-3, the addition of a restriction on the availability for subsequent awards of shares subject to awards which expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares thereunder.

  The action by the Board of Directors was prompted by a review of Code Section 162(m). That section, added to the Code in August 1993, provides that for fiscal years commencing on or after January 1, 1994, publicly held corporations may not deduct employee remuneration with respect to any covered employee (generally, an employee who is the chief executive officer or one of the other four highest compensated officers as of the end of the fiscal year) to the extent that the amount of such covered employee's remuneration for the fiscal year exceeds $1,000,000. Provided certain requirements are met (or if certain exceptions apply under transition rules), Code Section 162(m) excludes from the remuneration counted toward the $1,000,000 the appreciation in the value of stock options and stock appreciation rights granted under a plan at not less than fair market value at the date of grant and the value of certain other performance-based compensation, including performance shares awards. All of these requirements as to options, SARs and performance shares awards either are met or in the case of particular grants thereof can be met by the Existing Plan, except two--the requirement that the plan include a limitation on the number of shares with respect to which options, stock appreciation rights and/or performance shares awards may be awarded during a specified period to any employee and the requirement that stockholders have approved the basis upon which performance shares awards are granted. The Board of Directors determined that the Existing Plan should be amended so that these two requirements are met independent of the transition rules, notwithstanding that the transition rules appear to exclude from remuneration counted toward the $1,000,000, the appreciation in the value of options and stock appreciation rights which have been or may be awarded under the Existing Plan at not less than fair market value on the date of award, and further exclude from such remuneration the value of shares which are the subject of performance shares awards which have been or may be awarded under the Existing Plan on the basis described in the proposed amendments to the Existing Plan, prior to the earlier of any material modification of the Existing Plan or the 1997 Annual Meeting. Recognizing that these amendments would require stockholder approval, the Board of Directors also reviewed the number of shares which remained available for delivery under the Existing Plan (any increase in which also requires stockholder approval) and determined that this would be an appropriate time to increase the number of shares available for delivery. The review also resulted in approval of the other amendments referred to above, none of which requires stockholder approval, but all of which are also being submitted for such approval.

  The Existing Plan was adopted by the Board of Directors and approved by the Company's stockholders in 1989. The purpose of the Existing Plan is to promote the long-term financial interests of the Company and its Affiliates by (i) attracting and retaining personnel, (ii) motivating personnel by means of growth-related incentives, (iii) providing incentive compensation opportunities that are competitive with those of other major corporations and (iv) furthering the identity of interests of participants with those of the stockholders of the Company. The Board of Directors believes that the Existing Plan has been successful to date in accomplishing its purpose, and that its purpose will be further served by the proposed amendments.

  Approval of the proposed amendments will not necessarily result in the awarding of options, stock appreciation rights and/or performance shares awards which would not otherwise have been awarded had sufficient shares been available, nor in assuring that the deductibility of the remuneration of covered employees will not be affected by Code Section 162(m). For a statement of the Compensation Committee's policy regarding the awarding of options and performance shares awards, and for a statement of its current policy with respect to qualifying compensation paid to the Company's executive officers under Section 162(m), see "Report of Compensation Committee."

  In the event the proposed amendments are not approved by the Company's stockholders, there will be no immediate effect upon the Company's ability to grant awards under the Existing Plan and the Existing Plan will continue in effect. As of August 5, 1994, of the 1,800,000 shares originally available for issuance upon the exercise or payment of awards granted under the Existing Plan (after giving effect to the 3-for-2 stock split which occurred on August 16, 1991), 1,509,392 shares (969,246 of which were the subject of outstanding awards) remained available for issuance.

  The following is a brief summary of some of the terms of the Existing Plan as amended by the proposed amendments (the "Plan") and is qualified in its entirety by, and made subject to, the Plan set forth as Appendix A hereto.

Plan Summary

The Plan permits the granting of stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards to full-time employees of the Company and its Affiliates (i.e., its subsidiaries and other entities in which the Company has a direct or indirect equity interest). Stock options may be either "incentive stock options" ("ISOs") under Section 422 of the Code or other options ("non-qualified options").

  Administration and Eligibility. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Plan empowers the Committee, among other things, to interpret the Plan, to make all determinations deemed necessary or advisable for its administration, to choose the times at which and the employees to whom awards are to be made and to award to such employees options (including ISOs), SARs, shares of restricted stock, performance shares awards and other awards. Although certain employees have heretofore been granted awards as described below under "Awards Heretofore Granted under the Existing Plan," the employees to receive future awards under the Plan have not yet been selected. The Company and its subsidiaries currently employ approximately 9,263 persons.

  Shares Subject to the Plan; Adjustment. The maximum number of shares of Common Stock which may be issued pursuant to the Plan is 3,200,000. If awards expire unexercised or unpaid or are cancelled, terminated or forfeited without the issuance of shares, such shares are again available under the Plan unless such availability would prevent the Plan from qualifying under Rule 16b-3. Shares issued pursuant to the Plan may be authorized and unissued shares, treasury shares or a combination thereof.

  The maximum number of shares of Common Stock with respect to which options, SARs and/or performance shares awards may be awarded during the period of five fiscal years ending in 1999 to any employee is 250,000.

  The maximum number of shares subject to the Plan and the maximum number of shares with respect to which options, SARs and/or performance shares awards may be awarded during the period of five fiscal years ending in 1999 to any eligible employee, and the shares and option and reference prices under outstanding awards, are subject to adjustment in the event of certain "Organic Changes" (as defined in the Plan) and/or to prevent dilution or enlargement of award rights. The Committee may provide in award agreements that in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets or dissolution of the Company, the benefits under such awards may be accelerated and/or cash payments may be made in lieu of such benefits in order to prevent the dilution or enlargement of rights thereunder.

  Options. The Plan authorizes the Committee to award options to purchase Common Stock. Options may be either ISOs or non-qualified options, except that, as long as required by Code Section 422, no ISO may be awarded after August 1, 1999 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in Code Section 424(f)) of the Company. In the case of ISOs, the option price may not be less than 100% of the fair market value of such stock at the time the option is granted or the par value of such stock. In the case of non-qualified options, the option price may not be less than 85% of the fair market value of such stock at the time the option is granted and not less than the par value of such stock. The Plan allows optionees, to the extent permitted by the Committee, to pay the exercise price of options in cash, Common Stock (valued at its fair market value on the date of exercise), a combination thereof or any other consideration.

  SARs. The Plan authorizes the Committee to grant SARs. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over a specified price. The Company will pay such amount to the holder in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine (which determination may take into account any preference expressed by the holder). SARs granted as an alternative to a previously or contemporaneously granted option entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares as to which he or she is exercising the SAR. If an SAR is alternative to an option, the option is cancelled to the extent the appreciation right is exercised and the SAR is cancelled to the extent the option is exercised.

  Restricted Stock. The Plan authorizes the Committee to grant restricted Common Stock with such restriction periods as the Committee may designate. During the restriction period, stock certificates evidencing restricted shares are held by the Company and restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant has all the rights of a holder of Common Stock as to shares of restricted stock. The Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Restricted stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon termination of the participant's employment during the restriction period all shares still subject to restriction are forfeited by the participant.

  Performance Shares Awards. The Plan authorizes the Committee to grant performance shares awards. A performance shares award grants the holder the right to receive, following the end of a period of at least one fiscal year specified by the Committee, cash or Common Stock or a combination thereof as determined by the Committee in an aggregate amount based on the achievement of targets for such period based on one or more Company financial performance criteria established by the Committee not later than the ninetieth day of the period. For performance shares awards made not later than the ninetieth day of the current fiscal year of the Company, the criterion is earnings per share, but the Committee may in the future use, either in substitution therefor or in addition thereto, total shareholder return (i.e., appreciation in the market price of Common Stock plus dividends paid), return on stockholders' equity and/or return on invested capital. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine all the conditions of such awards. No recipient of a performance shares award has or acquires any rights as a holder of the Common Stock subject to such award, including without limitation voting and dividend rights, unless and until the certificates representing the shares potentially issuable pursuant to such award are issued to the recipient. The Committee may impose restrictions on the transfer of shares issued pursuant to such awards. Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment during the performance measurement period, the performance shares award is forfeited by the participant.

  Other Awards. Other awards, either alone or in addition to options, SARs, restricted stock and performance shares awards, may be granted under the Plan. These may include, without limitation, convertible securities, and other forms of award measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the numbers of shares to be awarded pursuant to such awards and all other conditions of the awards. A participant may defer all or a portion of any such award in accordance with procedures established by the Committee. In the case of awards involving the right to purchase Common Stock, the purchase price may not be less than 85% of the fair market value of such stock at the time the award is granted and not less than the par value of such stock. Other awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  Supplemental Cash Payments. Subject to the Committee's discretion, a non-qualified option or SAR agreement may require the Company to make a cash payment to the holder thereof upon exercise based on a formula designed to reimburse the holder for any income tax liability resulting from such exercise and the receipt of such payment.

  Fair Market Value. Fair market value for purposes of the Plan is determined in accordance with procedures established by the Committee. The closing price of Common Stock on August 12, 1994 was $30.25.

  Surrender. If so provided by the Committee, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee determines.

  Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the U.S. or is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  Term and Exercisability of Awards. Awards may be granted for such terms, and are exercisable, as the Committee determines. Awards are not transferable, except by will and the laws of descent and distribution, and during a participant's lifetime are exercisable or receivable only by the participant or his or her legal representative.

  Withholding. The Committee has the power to withhold, or require a participant to remit to the Company, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the Plan. If so permitted by the Committee, a participant may elect to satisfy such taxes by having shares issuable under the Plan withheld or by delivering other shares to the Company.

  Amendment and Termination. The Plan may be suspended, terminated or amended by the Board of Directors or the Committee at any time, but no suspension, termination or amendment shall impair the rights of the holder of any award therefore granted without his or her consent. Subject to the same limitation on impairment of rights, the Committee may amend or modify an outstanding award to the extent it would have had the authority to initially grant the award as so amended or modified. Notwithstanding the general rights of the Board of Directors and the Committee to amend the Plan, the Plan may not be amended without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed.

EQUITY-RELATED AWARDS HERETOFORE GRANTED UNDER THE EXISTING PLAN:

As of August 5, 1994, awards under the Existing Plan had been made as follows(1):

                                                         SECURITIES
                                                         UNDERLYING
                                            SECURITIES  PERFORMANCE
                                            UNDERLYING     SHARES
NAME                                        OPTIONS(2)   AWARDS(3)
- - ---------------------------------------------------------------------
Howard M. Dean                     FY 1994    30,000                0
                                   FY 1995         0     6,000-18,000
                                   In Total   30,000     6,000-18,000
Thomas L. Rose                     FY 1994    12,500                0
                                   FY 1995         0     3,500-10,500
                                   In Total   12,500     3,500-10,500
Thomas A. Ravencroft               FY 1994     5,479                0
                                   FY 1995         0      1,250-3,750
                                   In Total    5,479      1,250-3,750
Jeffrey P. Shaw                    FY 1994     3,265                0
                                   FY 1995         0      1,250-3,750
                                   In Total    3,265      1,250-3,750
Timothy J. Bondy                   FY 1994     3,537                0
                                   FY 1995         0      1,250-3,750
                                   In Total    3,537      1,250-3,750
All Current Executive Officers of  FY 1994    81,094                0
 the Company as a Group            FY 1995         0   42,250-126,750
                                   In Total   81,094   42,250-126,750
All Recipients                     FY 1994   248,259                0
                                   FY 1995         0   42,250-126,750
                                   In Total  248,259   42,250-126,750

- - -----------
(1) Table does not include bonuses under the Existing Plan described below under "Proposal to Approve Bases For Certain Annual Incentive Bonuses."
(2) Non-qualified options granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such options become exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described above under the heading "Change in Control Agreements"). The Company is obligated to compensate the optionee for the tax liability incurred in connection with the exercise of such options, but not in excess of the aggregate increase in the market value of the shares after the date of grant.
(3) The ranges of the shares which may be awarded are based upon the extent to which the Company achieves earnings per share goals during the fiscal years 1995-1997.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax consequences of stock options, SARs, restricted stock, Performance Shares Awards, other awards and supplemental cash payments. The laws governing the tax aspects of awards are highly technical and such laws are subject to change in the future, and any such change could be retroactive and affect the validity of the following discussion.

  The discussion which follows assumes that, to the extent relevant at the time a non-qualified option is exercised as to any shares, the optionee will make a timely election under Section 83(b) of the Code (a "Section 83(b) election") to have the excess of the fair market value of the shares at the time of exercise over their option price included in his or her taxable income for the year of exercise. It is anticipated that, to the extent relevant, optionees will be required to make such elections.

  Non-Qualified Options. The holder of a non-qualified option does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of a non-qualified option as to any shares, the excess of the fair market value of such shares on the date of exercise over their option price (the "spread") constitutes compensation taxable to the optionee as ordinary income. Provided it complies with applicable withholding requirements, the Company should be entitled to a deduction, in the year of exercise, in an amount equal to such compensation taxable to the optionee as ordinary income.

  Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss (long- or short-term, depending on the optionee's holding period for the shares). The Company is not entitled to a deduction as a result of such a sale.

  ISOs. The holder of an ISO does not recognize taxable income upon the grant or exercise thereof, nor is the Company entitled to a deduction in respect of such grant or exercise. However, the spread at exercise constitutes an item includible in alternative minimum taxable income and may subject the optionee to, or increase the optionee's liability for, alternative minimum tax. Such alternative minimum tax or increase therein may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax or increase.

  Upon an optionee's disposition of shares acquired pursuant to the exercise of an ISO, if the shares have been held for at least one year and if at least two years have elapsed since the date of grant (i.e., if the "ISO Holding Period" has expired), the difference between the selling price and the tax basis of such shares (such basis generally being the option price of such shares) is a long-term capital gain or loss to the optionee. The Company is not entitled to a deduction as a result of such a sale.

  If option shares are disposed of before the expiration of the ISO Holding Period (a "disqualifying disposition"), then (i) if the selling price exceeds the fair market value of the shares on the date of exercise, the excess of such fair market value over the tax basis of the shares is taxable to the optionee as ordinary income, and the excess of the selling price over such fair market value is taxable to the optionee as a capital gain (long- or short-term, depending on the optionee's holding period), (ii) if the selling price exceeds the tax basis of the shares but does not exceed the fair market value of the shares on the date of exercise, the excess of the selling price over the tax basis of the shares is taxable to the optionee as ordinary income, and (iii) if the selling price is less than the tax basis of the shares, the difference is a capital loss to the optionee (long- or short-term, depending on the optionee's holding period). If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the optionee's family or a corporation of which the optionee owns a majority of the equity interest) or a gift, then the excess of the fair market value of the shares on the date of exercise over the tax basis of the shares is taxable to the optionee as ordinary income.

  An exception to the foregoing treatment may occur in the event a person who is subject to "six month short-swing profit" liability under Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") (generally directors and officers of the Company) disposes of shares in a disqualifying disposition. In certain circumstances, the fair market value of the shares used in calculating gain or loss may be determined, and the optionee's holding period may commence, on a date other than the date of exercise.

  The Company should be entitled to a deduction for the year of disposition in an amount equal to any amount taxable to the optionee as ordinary income upon a disqualifying disposition.

  SARs. The holder of an SAR does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of an SAR, the holder generally recognizes ordinary income equal to the amount of any cash and the fair market value (measured on the date of exercise) of any Common Stock received. Provided it complies with applicable withholding requirements, the Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder.

  Upon a holder's sale of any shares received pursuant to the exercise of an SAR, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss (long- or short-term, depending on the holder's holding period for the shares).

  An exception to the foregoing treatment may occur in the event a holder who is subject to Section 16(b) receives Common Stock upon the exercise of an SAR. In certain circumstances, the fair market value of the shares received may be determined, and the holder's holding period may commence, on a date other than the date of exercise.

  Use of Stock to Pay Option Price. The general statements as to tax basis in the previous paragraphs relating to the disposition of stock received on the exercise of options apply in the event the optionee pays cash for the option shares. If, however, the optionee pays for the option shares in whole or in part by delivering already-owned Common Stock ("old" shares), the tax basis for the option shares, and thus the consequences of a disposition, differs.

  If an optionee delivers old shares, however acquired, in payment of all or part of the exercise price of a non-qualified option, the optionee does not recognize a gain or loss as a result of such delivery (but the exercise continues to give rise to taxable compensation and to a Company deduction as described above). The optionee's tax basis in, and holding period for, the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and holding period for the old shares carry over on a share-for-share basis; as to each remaining share, its basis is the fair market value on the date of exercise and its holding period begins on that date. Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share.

  If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO which were not held for the ISO Holding Period) in payment of all or part of the exercise price of an ISO, generally the optionee does not recognize a gain or loss as a result of such delivery. The optionee's tax basis in and holding period for the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and the holding period for the old shares carries over on a share-for-share basis; as to each remaining share, its basis equals the exercise price paid in cash (if any). Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share. Pursuant to proposed regulations, if an ISO is exercised using old shares, a later disqualifying disposition of the shares received is deemed to have been a disposition of the shares having the lowest tax basis first.

  If an optionee pays the exercise price of an option in whole or in part with old shares that were acquired upon the exercise of an ISO and that have not been held for the ISO Holding Period, the optionee generally recognizes ordinary income under the rules applicable to disqualifying dispositions. The Company should be entitled to a corresponding deduction. The optionee's tax basis in the option shares which reflect a carry-over basis from the old shares surrendered is increased by the amount of ordinary income the optionee recognizes.

  Restricted Stock. A participant who is granted restricted stock may, if the restrictions constitute a "substantial risk of forfeiture" as defined in
Section 83 of the Code, make a Section 83(b) election to have the grant taxed as compensation income at the date of grant in an amount equal to the fair market value on the date of grant of the shares subject to such award less any amount paid by the participant for the shares. If the participant does not make a timely Section 83(b) election, the grant is generally taxed to him or her as compensation income at the date(s) that the restrictions imposed on the shares expire, in an amount on each such date equal to the fair market value on such date of the shares as to which the restrictions expire. Unless a participant makes a timely Section 83(b) election, any dividends paid on the shares subject to the award while such shares remain subject to the restrictions are compensation income to the participant. Provided it complies with applicable withholding requirements, the Company is generally entitled to a deduction for any compensation income taxed to the participant.

  Upon a participant's sale of shares received pursuant to a grant of Restricted Stock, the difference between the selling price and the tax basis of the shares (generally, if a timely Section 83(b) election is made, the fair market value of the shares on the date of grant or, if a timely Section 83(b) election is not made, the fair market value of the shares on the date(s) on which the restrictions on the shares expire) is a capital gain or loss (long- or short-term, depending on the participant's holding period for the shares). A participant's holding period begins on the date of grant if a timely Section 83(b) election is made or on the date(s) on which the restrictions on the shares expire if no timely Section 83(b) election is made.

  An exception to the foregoing treatment may occur in the event that the participant is subject to Section 16(b). In certain circumstances, the fair market value of particular shares may be determined, and the participant's holding period for such shares may commence, on a date other than the date of grant or the date on which the restrictions on such shares lapse.

  Performance Shares Awards. The recipient of a performance shares awards does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the issuance of shares and/or the payment of cash pursuant to the Award, the recipient recognizes compensation in an amount equal to the sum of the fair market value of the issued shares on the date of issuance plus the amount of such cash. Such compensation is taxed to the recipient as ordinary income for the year of issuance. Provided it complies with applicable withholding requirements, the Company is generally entitled to a deduction for any compensation income taxed to the recipient. The recipient's holding period begins on the date the shares are issued.

  Upon a recipient's sale of shares received pursuant to a performance shares award, the difference between the selling price and the tax basis of the shares (generally the fair market value of the shares on the date such shares were issued) is a capital gain or loss (long- or short-term, depending on the recipient's holding period for the shares).

  An exception to the foregoing treatment may occur in the event a recipient who is subject to Section 16(b) receives shares pursuant to a performance shares award. In certain circumstances, the fair market value of the shares received may be determined, and the recipient's holding period may commence, on a date other than the date the shares are issued.

  Supplemental Cash Payments. The amount of any supplemental cash payment to a participant who exercises a non-qualified option or SAR constitutes compensation taxable to the participant as ordinary income, and the Company should be entitled to a deduction for the year of payment in an amount equal to such compensation.

  The supplemental cash payment to the participant is intended to provide the participant with sufficient funds to pay the federal income tax arising both from the exercise of the option or SAR and the receipt of such payment. The Company's cash outlay to the participant should be offset to some extent by the Company's tax savings arising from the deductions to which the Company is entitled because of the exercise of the option or SAR and the making of such payment. The extent of offset depends on the relative income tax rates applicable to corporations and individuals at the time of exercise.

  Surrender. The amount paid to a participant upon surrender of an award is compensation taxable to the participant as ordinary income. The Company should be entitled to a deduction for the year of payment in an amount equal to such compensation.

  Accelerated Benefits. In the event that a participant's benefits with respect to an award pursuant to the Plan are accelerated as the result of a change in the ownership of the Company or a substantial portion of the Company's assets, then pursuant to Sections 280G and 4999 of the Code (which deal with the treatment of "excess parachute payments") the Company may not be entitled to a deduction for some or all of the accelerated benefits (and potentially for certain other amounts payable to the participant) and the participant may be subject, in addition to the federal income taxes otherwise payable with respect to the award, to a 20% excise tax on the non-deductible portion of the accelerated benefits (or amounts).

  Other Awards. Because other awards may take many other forms, as determined by the Committee, it is not possible to describe generally what their tax treatment will be.

Accounting Treatment

If a non-qualified option or other award involving the right to purchase Common Stock is granted at an exercise or purchase price less than fair market value on the date of grant, the Company incurs compensation expense to the extent of the difference, which is immediately chargeable against income unless such non-qualified option or award is subject to a vesting period, whereupon such expense would be chargeable to income over the vesting period. The Company incurs similar compensation expense upon the grant of any award not involving the right to purchase Common Stock (which inherently is generally granted for nominal consideration), but in the case of restricted stock such expense is generally chargeable to income over the period during which restrictions expire. The award of an SAR, a right to a supplemental cash payment, a non-qualified option which includes a right to a supplemental cash payment, or a performance shares award results in a charge by the Company against income as compensation expense of an amount equal to (a) in the case of a performance shares award, the fair market value at the date of grant of the Common Stock subject to such award and (b) in all cases, any periodic increase in any supplemental cash payment and any periodic decrease in such aggregate fair market value. Each charge against or credit to income resulting from an award under the Plan is adjusted for the tax effect attributable thereto. ISOs and non-qualified options granted at fair market value without any right to a supplemental cash payment do not affect the Company's income except for the tax effects discussed in the preceding section.

  The affirmative vote of a majority of the outstanding shares of Common Stock voted at the meeting is required for approval of the proposed amendments to the Plan.

  Approval of the proposed amendments will also constitute approval of the basis on which performance shares awards are granted under the Plan.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS AN AFFIRMATIVE VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN.

PROPOSAL TO APPROVE BASES FOR CERTAIN ANNUAL INCENTIVE BONUSES

As discussed under "Proposal to Amend the 1989 Stock Awards Plan", Code Section 162(m) excludes the value of certain performance-based compensation from the remuneration counted toward its $1,000,000 limitation provided certain conditions are satisfied. In connection with its review of Code Section 162(m), the Board of Directors concluded that stockholder approval should be obtained for the basis upon which the Company's annual incentive bonuses to be paid pursuant to the 1989 Stock Awards Plan are to be paid so that, if certain other conditions within the control of the Compensation Committee are met, such bonuses may be excluded. Such bonuses, based on Company financial performance criteria established by the Compensation Committee, may be awarded to any executive officer of the Company or any manager who has primary responsibility within a particular operating subsidiary or division of the Company. For such bonuses payable for the current fiscal year of the Company, the financial performance criterion is return on stockholders' equity, but the Compensation Committee may subsequently use, either in substitution therefor or in addition thereto, earnings per share, total shareholder return (i.e., appreciation in the market value of a share of Common Stock plus dividends paid), and/or return on invested capital. The amount of bonus paid for a fiscal year will depend on the Company's achieving certain financial performance goals during the fiscal year which have been set by the Compensation Committee not later than the ninetieth day of the fiscal year. In no event may the amount of such a bonus paid to an employee under this bonus program for a fiscal year exceed $950,000.

  The Committee anticipates that a substantial majority of the potential annual incentive bonus payable for a particular fiscal year to an employee who participates in the foregoing bonus program will consist of the performance-based bonus. Under a separate incentive bonus program which is not part of the 1989 Stock Awards Plan, which may also involve but is not necessarily limited to financial performance goals set during the first ninety days of a fiscal year, such participants (and others) may also receive other annual incentive bonuses. The Company is not seeking to qualify such other annual incentive bonuses for exclusion from Code Section 162(m).

  The affirmative vote of a majority of the outstanding shares of Common Stock voted at the meeting is required for approval of the proposed financial performance criteria bases for certain annual incentive bonuses.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS AN AFFIRMATIVE VOTE FOR THE APPROVAL OF THE PROPOSED FINANCIAL PERFORMANCE CRITERIA BASES FOR CERTAIN ANNUAL INCENTIVE BONUSES.

APPROVAL OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has again selected Price Waterhouse as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 28, 1995, subject to approval of the stockholders. Such selection was last submitted for stockholder approval at the 1993 Annual Meeting.

  Representatives of Price Waterhouse are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The Company's financial statements for the fiscal year ended May 29, 1994 were audited by Price Waterhouse. In connection with their audit function, Price Waterhouse also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

  The selection of Price Waterhouse will be considered approved if a majority of the shares of Company Common Stock voted at the meeting is voted for approval. If the stockholders do not approve the selection of Price Waterhouse, the selection of other independent accountants will be considered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

All proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 20, 1995 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                        Eric A. Blanchard
                                        Secretary

August 19, 1994

                                   APPENDIX A

                               DEAN FOODS COMPANY

                             1989 STOCK AWARDS PLAN
             (As Proposed to Be Amended Effective October 4, 1994)

  1. Purpose. The purpose of the Dean Foods Company 1989 Amended Stock Awards Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

  2. Definitions. The following definitions are applicable to the Plan:

    "Affiliate" means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

    "Board of Directors" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

    "Committee" means the Compensation Committee or, if the Board of Directors so determines, another committee of three or more directors of the Company who are "disinterested persons" as such term is used in Rule 16b-3 and are "outside directors" as such term is used in Section 162(m) of the Code.

    "Common Stock" means Common Stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

    "Company" means Dean Foods Company, a Delaware corporation, and its successors.

    "eligible employee" means any full-time employee of the Company or an Affiliate.

    The "fair market value" of the Common Stock shall be determined in accordance with procedures established by the Committee.

    "fiscal year" means the Company's fiscal year.

    "participant" means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

    "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

  3. Limitation on Aggregate Shares/Individual Five-Year Limitation on Option, SAR and Performance Shares Awards. Subject to adjustment as provided in paragraph 5(c), the number of shares of Common Stock which may be issued upon the exercise or payment of awards granted under the Plan shall not exceed, in the aggregate, 3,200,000 shares; it being understood that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the

Plan unless such availability would prevent the Plan from complying with Rule 16b-3. Such 3,200,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

  Subject to adjustment as provided in Paragraph 5(c), the number of shares of Common Stock with respect to which options and stock appreciation rights may be awarded, and the maximum number of shares of Common Stock potentially issuable under performance shares awards awarded, during the period of five fiscal years ending in 1999 to any eligible employee may not exceed, in the aggregate, 250,000 shares.

  4. Awards. The Committee may grant to eligible employees, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards.

  (a) Options.

  (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422A of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section, no ISO may be granted under the Plan after August 1, 1999 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of such Section) of the Company.

  (ii) The option price per share of Common Stock shall be fixed by the Committee at (a) in the case of ISOs, not less than 100% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock and (b) in the case of other options, not less than 85% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock.

  (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

  (iv) An option shall be exercised in whole or in part by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration and payment in full of the option price for the shares as to which the option is being exercised. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock already owned by the optionee (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock, or (D) with any other consideration.

  (b) SARs.

  (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder.

  (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent the related option is exercised, the tandem SAR will be cancelled.

  (c) Restricted Stock.

  (i) The Committee may award to any eligible employee shares of Common Stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

  (ii) Restricted Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  (iii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

  (iv) Except as provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

  (d) Performance Shares Awards.

  (i) A performance shares award shall entitle its holder to receive from the Company, following the expiration of a period of at least one fiscal year specified by the Committee (the "performance measurement period"), cash or Common Stock or a combination thereof as determined by the Committee (either at the time of grant or thereafter) in an aggregate amount based on the level of achievement during the performance measurement period of one or more Company financial performance criteria. The aggregate amount received by a participant shall be determined by a formula for such participant established by the Committee not later than the ninetieth day of the performance measurement period. The formula shall establish a range between a minimum level of achievement before any amount will be received and a level of achievement at or above which the maximum potential amount will be received. Initially, the financial performance criterion shall be earnings per share, but the Committee may subsequently use, either in substitution therefor or in addition thereto, total shareholder return (i.e., appreciation in the market value of a share of Common Stock plus dividends paid), return on stockholders' equity and/or return on invested capital.

  (ii) Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  (iii) The Committee may impose restrictions on the transfer of shares of Common Stock issued as a result of achieving formula levels of performance. Except for such restrictions on transfer, the recipient shall have all the rights of a holder of Common Stock as to such shares.

  (iv) Except as provided by the Committee at or subsequent to the time of grant, upon the termination of employment for any reason during the performance measurement period the performance shares award shall be forfeited by the participant.

  (e) Other Awards.

  (i) Other awards may be granted under the Plan, including, without limitation, convertible debentures, other convertible securities and other forms of award measured in whole or in part by the value of shares of Common Stock, the performance of the participant, or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or nonrecurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

  (ii) The purchase price per share of Common Stock under other awards involving the right to purchase Common Stock (including for this purpose the right to acquire Common Stock upon the conversion of convertible securities) shall be fixed by the Committee at not less than 85% of the fair market value of a share of Common Stock on the date of award and not less than the par value of a share of Common Stock. Other awards not involving the right to purchase Common Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  (iii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the Common Stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

  (f) Cash Payments. SARs and options which are not ISOs may, in the Committee's discretion, provide that in connection with exercises thereof the holders will receive cash payments based on formulas designed to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(f).

  (g) Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

  (h) Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  5. Miscellaneous Provisions.

  (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3 or Section 162(m) of the Code, delegate any of its authority hereunder to such persons as it deems appropriate.

  (b) Non-Transferability. Subject to the provisions of paragraph 5(f), no award under the Plan, and no interest therein, shall be transferable by a participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during a participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

  (c) Adjustments Upon Certain Changes. In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that each outstanding award involving the right to acquire Common Stock thereafter represents the right to acquire, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable upon exercise or payment, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of Common Stock, and appropriate changes in other outstanding awards; and in the event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter and in the maximum number of shares with respect to which options, SARs and performance shares awards may be awarded to any eligible employee during the period of five fiscal years ending in 1999, and the Committee shall make appropriate changes in the numbers of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices and reference prices specified therein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of award rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares. The Committee may provide in the agreement evidencing any award for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or for acceleration of benefits thereunder and/or cash payments in lieu of benefits thereunder in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of all or substantially all of the assets or dissolution of the Company.

  (d) Tax Withholding. The Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a participant may make an irrevocable election to have shares of Common Stock otherwise issuable under an award withheld, tender back to the Company shares of Common Stock received pursuant to an award or deliver to the Company shares of Common Stock already owned by the participant having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

  (e) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

  (f) Beneficiary Designation. To the extent permitted by the Committee, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

  (g) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

  (h) Amendment, Suspension and Termination of Plan. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

  The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant the award as so amended or modified. No such amendment or modification shall impair the rights of the participant under such award without the consent of such participant.

  6. Effective Date. The effective date of the Plan shall be August 2, 1989, the date of its adoption by the Board of Directors; provided, however, that no award shall be granted under the Plan unless the holders of at least a majority of the outstanding shares of Common Stock voting at the Company's 1989 Annual Meeting of Stockholders approve and ratify the Plan.

                        DIRECTIONS TO DEAN FOODS COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS
                           DRURY LANE OAKBROOK TERRACE
                                 100 DRURY LANE
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (708) 530-8300

     Drury Lane is located just north of the Oakbrook Shopping Center. Access to the complex is somewhat difficult. The map which follows should prove helpful.
     Although Drury Lane is bordered on the north by Roosevelt Road, there is no access to the complex from Roosevelt Road. There is also no access from the westbound lanes of Butterfield Road.
     If you are coming from the City on the Eisenhower/I-290, or from the north or south on the Tri-State/I-294, follow the exit signs to the East-West Tollway/I-88. From the Tollway, exit to the right at the "Cermak Road/22nd Street" ramp immediately after the toll booth. Proceed straight across Cermak Road to Spring Road. Take Spring Road north to Drury Lane.
     If you are coming from the north or south on Route 83, take Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".
     If you are coming from the west on the East-West Tollway/I-88, exit at Midwest Road (exact toll required). Proceed north on Midwest Road to Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".
[MAP APPEARS HERE]

- - -------------------------------------------------------------------------------

PROXY
                               DEAN FOODS COMPANY

   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 4, 1994

  The undersigned Stockholder of Dean Foods Company hereby appoints Howard M. Dean, Timothy J. Bondy and Eric A. Blanchard, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, on Tuesday, October 4, 1994, at 10:00 A.M., Central Daylight Savings Time, or at any postponement or adjournment thereof, on the following matters:

                 (Continued and to be signed on reverse side.)

- - -------------------------------------------------------------------------------

- - ------------------------------------------------------------------------------

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 1997:
   Nominees: Paula Hannaway Crown, John P. Frazee, Jr., Thomas A. Ravencroft and
             Thomas L. Rose

             THE BOARD OF DIRECTORS FAVORS A VOTE FOR ALL NOMINEES.

                   FOR          WITHHOLD           FOR ALL (Except Nominee(s)
                   [_]            [_]                [_]   written below)

______________________________________________________________________________

2. ELECTION OF A DIRECTOR FOR A TWO-YEAR TERM EXPIRING IN 1996:
   Nominee: John S. Llewellyn, Jr.

             THE BOARD OF DIRECTORS FAVORS A VOTE FOR THIS NOMINEE

                   FOR          WITHHOLD
                   [_]            [_]


3. PROPOSAL TO APPROVE the amendments to the 1989 Stock Awards Plan:

                THE BOARD OF DIRECTORS FAVORS A VOTE FOR ITEM 3.

                   FOR          AGAINST            ABSTAIN
                   [_]            [_]                [_]

4. PROPOSAL TO APPROVE the bases for certain annual incentive bonuses:

                THE BOARD OF DIRECTORS FAVORS A VOTE FOR ITEM 4.

                   FOR          AGAINST            ABSTAIN
                   [_]            [_]                [_]


5. PROPOSAL TO APPROVE the selection of Price Waterhouse as the independent accountants for the Company and its subsidiaries for the fiscal year ending May 28, 1995:

                THE BOARD OF DIRECTORS FAVORS A VOTE FOR ITEM 5.

                   FOR          AGAINST            ABSTAIN
                   [_]            [_]                [_]


6. In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of 1994 Annual Meeting of Stockholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON ITEMS 1 THROUGH 5, BUT WHERE NO DIRECTION IS INDICATED WILL BE VOTED FOR ITEMS 1 THROUGH 5.


                                     Dated: ______________________________, 1994

________________________________________________________________________________

________________________________________________________________________________
(Signature of Stockholder(s))

Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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PAGE WHERE
GRAPHIC APPEARS        DESCRIPTION OF GRAPHIC OR CROSS-REFERENCE
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
    2 - 4              Photos of the Directors and Nominees for Director
                       appear to the right of each respective name on pages 2, 3 and 4.

      12 A performance graph showing cumulative total return of Dean Foods Company Common stock, S&P 500 Index and S&P Food Products Index appears on page 12.

                       A map showing the location of the Dean Foods Annual Meeting of Stockholders at Drury Lane Oakbrook Terrace appears immediately following page A-7.
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